The Bancorp, Inc. Reports Fourth Quarter and Fiscal 2008 Results

Wilmington, De - January 30, 2009 - The Bancorp, Inc. ("Bancorp") (Nasdaq: TBBK), a financial holding company, today reported results for the quarter and year ended December 31, 2008.

Fiscal 2008 Financial highlights:
  Total deposits increased 19% over fiscal 2007 to $1.53 billion
  Stored Value Solutions (SVS) deposits increased 136% to $380 million since December 31, 2007
  Health Savings Account (HSA) deposits increased 133% over fiscal 2007 to $211 million
  Transaction accounts increased 32% over fiscal 2007 to $1.1 billion
  Loans increased 13% in fiscal 2008 to $1.45 billion
  Total capital to risk-weighted assets ratio increased to 12.53% at December 31, 2008 from 10.95% at December 31, 2007

Net interest margin

Net interest margin was 3.69 percent in the fourth quarter of 2008 compared to 3.28 percent in the third quarter of 2008; the increase reflects the impact of the low cost deposits generated by the acquisition of SVS.

Betsy Z. Cohen, Bancorp's Chief Executive Officer, said, "During the fourth quarter, Bancorp continued its strong deposit growth. Transactional deposit accounts grew 32% in 2008. However, the weakening economy and illiquidity in the market for certain securities caused us to record a net charge, after taxes, to the securities portfolio of $1.9 million. Additionally, the continuing weakness in the economy led to increases in both the Bancorp's provision for loan and lease losses and its allowance for loan and lease losses in 2008. The ratio of allowance for loan and lease losses to total loans was 1.20 at December 31, 2008 as compared to .80 at December 31, 2007."

Financial Results

Bancorp reported a net loss available to common shareholders for the three months ended December 31, 2008 of $877,000, or a loss per share - diluted of $0.06, based on 14,563,919 diluted shares, compared to net income available to common shareholders of $2.9 million, or $0.20 diluted earnings per share, based on 14,382,223 diluted shares, for the three months ended December 31, 2007.

Bancorp reported net loss available to common shareholders for fiscal 2008 of $2.1 million, or a loss per share - diluted of $0.14, based on 14,563,182 diluted shares, compared to net income available to common shareholders of $14.2 million, or $0.98 diluted earnings per share, based on 14,396,069 diluted shares, for fiscal 2007.

Capital Ratios
	Tier 1 capital	Tier 1 capital	Total capital
	to average	to risk-weighted	to risk-weighted
	assets ratio	assets ratio	assets ratio
AS OF DECEMBER 31, 2008
The Bancorp, Inc.	10.09%	11.38%	12.53%
"Well capitalized" institution (under FDIC regulations)	5.00%	6.00%	10.00%

AS OF DECEMBER 31, 2007
The Bancorp, Inc.	9.18%	10.15%	10.95%
"Well capitalized" institution (under FDIC regulations)	5.00%	6.00%	10.00%

Balance Sheet Summary

At December 31, 2008, Bancorp's total assets were $1.83 billion, an increase of $260.9 million or 16.6% from December 31, 2007. Loans grew to $1.45 billion, an increase of $162.6 million or 12.6% from those of December 31, 2007, and deposits increased to $1.53 billion, an increase of $247.0 million or 19.3%, from deposits at December 31, 2007. Total common shares outstanding were 14,563,919 at December 31, 2008 and 14,560,470 at December 31, 2007.

Conference Call Webcast

Interested parties can access the LIVE webcast of Bancorp's Quarterly Earnings Conference Call at 10:00 AM EST on January 30, 2009 by clicking on the webcast link on Bancorp's homepage at www.thebancorp.com. The conference call may also be listened to by dialing 800.901.5226 using access code 25930228. For those who are not available to listen to the live broadcast, the replay of the webcast will be available following the live call on Bancorp's investor relations website and telephonically until Friday, February 6, 2009 by dialing 888.286.8010, access code 52288789.

About Bancorp

The Bancorp, Inc. is a financial holding company that operates The Bancorp Bank, an FDIC-insured commercial bank that delivers a full array of financial services and products both directly and through private-label affinity partner programs nationwide. The Bancorp Bank's regional community bank division serves the needs of small and mid-size businesses and their principals in the Philadelphia-Wilmington region.

The Bancorp, Inc. Contact

Andres Viroslav

215-861-7990

andres.viroslav@thebancorp.com

The Bancorp, Inc.
Financial highlights
(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2008	2007	2008	2007
	(dollars in thousands except per share data)		(dollars in thousands except per share data)

Condensed income statement
Net interest income	$ 14,905	$ 13,550	$ 54,219	$ 52,669
Provision for loan and lease losses	3,700	3,150	12,500	5,400
Non-interest income	3,111	3,272	12,283	7,614
Other than temporarily impaired investment securities	3,000	-	11,275	-
Non-interest expense	12,254	8,766	45,500	31,205
Net income (loss) before income tax expense	(938)	4,906	(2,773)	23,678
Income tax expense (benefit)	(251)	1,925	(900)	9,338
Net income (loss)	(687)	2,981	(1,873)	14,340
Less preferred stock dividends and accretion	(194)	(16)	(243)	(68)
(Income) loss allocated to Series A preferred shareholders	5	(23)	13	(115)
Net income (loss) available to common shareholders	$ (876)	$ 2,942	$ (2,103)	$ 14,157

Basic earnings (loss) per share	$ (0.06)	$ 0.21	$ (0.14)	$ 1.02

Diluted earnings (loss) per share	$ (0.06)	$ 0.20	$ (0.14)	$ 0.98
Weighted average shares - basic	14,563,919	14,068,772	14,563,182	13,859,066
Weighted average shares - diluted	14,563,919	14,382,223	14,563,182	14,396,069

	December 31,	September 30,	June 30,	December 31,
	2008	2008	2008	2007
Condensed balance sheet
Assets
Federal funds sold	$ 87,729	$ 36,485	$ 18,047	$ 40,783
Investment securities	109,712	116,106	118,897	122,215
Loans	1,449,349	1,469,615	1,427,578	1,286,789
Allowance for loan and lease losses	(17,361)	(15,468)	(14,245)	(10,233)
Other assets	199,972	174,204	127,129	128,828
Total assets	$ 1,829,401	$ 1,780,942	$ 1,677,406	$ 1,568,382

Liabilities and shareholders' equity
Transaction accounts	$ 1,144,515	$ 1,069,945	$ 786,785	$ 864,254
Time deposits	380,847	389,184	527,582	414,064
Total deposits	1,525,362	1,459,129	1,314,367	1,278,318
Short term borrowings	69,419	103,249	152,005	93,846
Subordinated debt	13,401	13,401	13,401	13,401
Long term borrowings	1,000	28,250	20,000	-
Other liabilities	2,791	4,149	4,970	6,558
Shareholder's equity	217,428	172,764	172,663	176,259
Total liabilities and shareholders' equity	$ 1,829,401	$ 1,780,942	$ 1,677,406	$ 1,568,382

	Fourth	Third	Second	Fourth
	quarter	quarter	quarter	quarter
Average condensed balance sheet	average 2008	average 2008	average 2008	average 2007
Assets
Federal funds sold	$ 37,634	$ 82,984	$ 21,566	$ 31,880
Investment securities	116,816	115,814	127,544	118,313
Loans	1,460,204	1,444,000	1,396,421	1,269,324
Allowance for loan and lease losses	(15,853)	(14,808)	(11,875)	(9,863)
Other assets	178,834	164,891	116,715	60,842
Total assets	$ 1,777,635	$ 1,792,881	$ 1,650,371	$ 1,470,496

Liabilities and shareholders' equity
Transaction accounts	$ 1,050,658	$ 961,358	$ 799,675	$ 731,571
Time deposits	397,009	554,142	476,468	423,617
Total deposits	1,447,667	1,515,500	1,276,143	1,155,188
Short term borrowings	101,789	59,039	157,638	144,937
Other borrowings	37,208	38,961	28,456	-
Other liabilities	7,090	5,842	6,626	6,325
Shareholders' equity	183,881	173,539	181,508	164,046
Total liabilities and shareholders' equity	$ 1,777,635	$ 1,792,881	$ 1,650,371	$ 1,470,496

Loan Portfolio
	December 31,	September 30,	June 30,	December 31,
	2008	2008	2008	2007
	Amount	Amount	Amount	Amount

Commercial	$ 353,219	$ 354,575	$ 341,304	$ 325,166
Commercial mortgage	488,986	478,534	461,170	369,124
Construction	305,889	332,091	332,088	307,614
Total commercial loans	1,148,094	1,165,200	1,134,562	1,001,904
Direct financing leases	85,092	87,710	90,201	89,519
Residential mortgage	57,636	63,472	52,389	50,193
Consumer loans and others	157,446	151,876	149,186	144,882
	1,448,268	1,468,258	1,426,338	1,286,498
Unamortized costs (fees)	1,081	1,357	1,240	291
Total loans, net of unamortized fees and costs	$ 1,449,349	$ 1,469,615	$ 1,427,578	$ 1,286,789

Supplemental loan data :
Construction 1-4 family	$ 163,718	$ 158,310	$ 174,196	$ 167,485
Construction commercial, acquisition and development	142,171	173,781	157,892	140,129
	$ 305,889	$ 332,091	$ 332,088	$ 307,614

	Three months ended		Year ended
	December 31,		December 31,
	2008	2007	2008	2007
Selected operating ratios
Return on average assets	-0.15%	0.81%	-0.11%	1.04%
Return on average equity	-1.49%	7.27%	-1.04%	9.15%
Net interest margin	3.69%	3.80%	3.44%	3.90%
Efficiency ratio	68.02%	52.11%	68.42%	51.76%
Book value per share	$ 11.74	$ 12.01	$ 11.74	$ 12.01

	December 31,	September 30,	June 30,	December 31,
	2008	2008	2008	2007
Asset quality ratios
Nonperforming loans to total loans	1.20%	0.95%	0.74%	0.76%
Nonperforming assets to total assets	0.95%	0.78%	0.63%	0.63%
Allowance for loan and lease losses to total loans	1.20%	1.05%	1.00%	0.80%
Nonaccrual loans	$ 8,729	$ 13,637	$ 10,053	$ 1,169
Loans 90 days past due still accruing interest	$ 4,055	$ 331	$ 492	$ 8,673
Other real estate owned	$ 4,600	$ -	$ -	$ -